Exhibit 32.2
          Form of Certification Pursuant to Section 1350 of Chapter 63
                      of Title 18 of the United States Code

I, David Bearman, the executive vice president and chief financial officer of Hughes Supply, Inc., certify that, to the best of my knowledge, (i) the Form 10-K for the period ended January 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Hughes Supply, Inc.

Date: April 14, 2004               By: /s/  DAVID BEARMAN
                                      -----------------------------------------
                                          David Bearman
                                          Executive Vice President and Chief
                                          Financial Officer

A signed original of this written statement required by Section 906 has been provided to Hughes Supply, Inc. and will be retained by Hughes Supply, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.